Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2006, in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-134033) and related Prospectus of Susser Holdings Corporation dated June 26, 2006.

/s/ Ernst & Young LLP

San Antonio, Texas

June 21, 2006